                                              [CONFIDENTIAL TREATMENT REQUESTED]

                                                                   EXHIBIT 10.17

                              CERENT CORPORATION
                            MANUFACTURING AGREEMENT

   This Manufacturing Agreement (this "Agreement") is entered into as of April 1, 1999 (the "Effective Date") by and between Cerent Corporation, a Delaware corporation, whose principal place of business is 1450 North McDowell Blvd., Petaluma California 94954-6515 ("Customer") and P.C.B. Assembly, Inc., a California corporation, whose principal place of business is 545 Oakmead Parkway, Sunnyvale, California 94086 ("Manufacturer").

                                    RECITALS

   WHEREAS, Manufacturer is a contract manufacturer of printed circuit board and other assemblies;

   WHEREAS, Customer has developed certain designs, drawings, bills of materials and other specifications for certain products in which printed circuit board and other assemblies are used; and

   WHEREAS, Customer desires to have certain assemblies manufactured by Manufacturer on a "turnkey" basis on the terms and conditions set forth herein;

   NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereby agree as follows:

   1.  Definitions.
       ------------

       "Confidential Information" of a party shall mean any information
       --------------------------
disclosed by that party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing or referred to in a writing by the disclosing party within a reasonable time (not to exceed thirty (30) days) after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party. Notwithstanding any failure to so identify it, however, all Product drawings, designs, specifications, layouts and the like and all business plans and forecasts of Customer shall be Confidential Information of Customer, and all information concerning Manufacturer's personnel (including without limitation their identities and capabilities) and Manufacturer's processes, together with all information concerning Manufacturer's work for its other customers shall be Confidential Information of Manufacturer.

       "Cost Model" has the meaning set forth in Section 5(c).
        ----------

       "Forecast" shall have the meaning set forth in Section 2(c).
        --------

* Represents confidential information for which Cerent Corporation is seeking confidential treatment with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED

     "Intellectual Property" means (i) all rights held by Customer in the
      ---------------------
Products and in its Confidential Information and other intellectual property, including, but not limited to, patents, copyrights, authors' rights, trademarks, tradenames, know-how and trade secrets, irrespective of whether such rights arise under U.S. or international intellectual property, unfair competition or trade secret laws, and (ii) all rights held by Manufacturer in its Confidential Information and other intellectual property, including, but not limited to, patents, copyrights, authors' rights, trademarks, tradenames, know-how and trade secrets, irrespective of whether such rights arise under U.S. or international intellectual property, unfair competition or trade secret laws.

     "Lead Time" means one [*]

     "Material" or "Materials" means raw materials, components and other
      --------      ---------
supplies necessary for the manufacture of Products pursuant to this Agreement.

     "NCNR Items" means those materials which, in the event they are not
      ----------
incorporated into Products which are shipped to Customer or an end-customer, cannot be returned to the vendors from which they are purchased for a full refund.

     "Products" means the products and finished goods available for shipment
      --------
that are manufactured by Manufacturer pursuant to this Agreement, as mutually agreed to in writing by the parties as of the Effective Date and as may be amended thereafter upon mutual written agreement of the parties.

     "Purchase Order for Shipment" means an order placed by Customer to ship
      ---------------------------
Product(s) to an end-customer, which shall specify the Product, quantity, ship-to address and shipping method.

     "Specifications" means the specifications for the Products, as provided by
      --------------
Customer and accepted in writing by Manufacturer, and as revised from time to time upon mutual written agreement of the parties.

     "Virtual Factory Stores" means vendor stock rooms within Manufacturer's
      ----------------------
facility.

   2.  Manufacture and Storage of Products.
       ------------------------------------

     (a)  Agreement to Manufacture.  Subject to the terms and conditions of this
          ------------------------
Agreement, Manufacturer shall: (1) pursuant to Forecasts, procure Materials, manufacture, assemble and test Products; and (2) pursuant to Purchase Orders for Shipment, ship Products to the location specified by Customer. This Agreement shall not constitute a requirement contract and Customer shall not be obligated to order Products from Manufacturer. Manufacturer will not place its name or any other marking not approved by Customer anywhere on the Products or their respective packaging material, except markings, if any, which are required by law.

                                      -2-
* Represents confidential information for which Cerent Corporation is seeking confidential treatment from the Securities and Exchange Commission.

                                                CONFIDENTAIL TREATMENT REQUESTED

     (b)  Demand Flow Technology. Manufacturer shall implement Demand Flow
          ----------------------
Technology ("DFT") in the manufacturing of Products for Customer and shall send
             ---
appropriate personnel involved in the manufacturing of Products to the JIT institute for training. The parties will mutually develop a definition of DFT and a DFT implementation plan.

     (c)  Forecasts.  By the [*], Customer shall
          ---------
provide Manufacturer with a [*] of Customer's estimated purchase requirements of Products for such period, indicating the number of Products to be purchased during each month of the period covered by the Forecast and designating the quantity of Product to be maintained in Finished Goods under 2(e) . . Subject to the obligations of Customer under this Agreement to purchase excess inventory of material, work-in-process and finished goods in the event of a deviation from forecast, forecasts shall not be legally binding on Customer, but shall be prepared in good faith and shall represent Customer's reasonable expectation of its purchase requirements of Products for such period. Each Forecast shall be submitted in writing to Manufacturer, by mail or facsimile, and shall supersede prior Forecasts to the extent the Forecast overlaps with prior Forecasts. Manufacturer may place orders for Material as required to meet the Forecast within Material leadtime [*], taking into consideration any minimum order quantities, and may manufacture Products in reliance on the quantity requirements specified for the first [*] of any Forecast, In the event that Customer's actual orders are for fewer than the quantities forecast for that period of time, or in the event of termination of this Agreement under Section 19, Customer will purchase the excess Finished Goods Held for 30 Days, Stocked Material Held for [*], and Finished Goods, WIP and Material for No Further Demand Products on the terms set forth in Section 5(e).

     (d)  Forecast Variations.  For each Forecast, Customer shall be entitled,
          -------------------
without penalty, to: (i) during the period of time between [*] and [*] prior to any shipment period specified in the Forecast, increase the quantity of Product required for such shipment period by a cumulative amount equal to [*], including any prior increase under Section 2(d)(ii) and (ii) during the period of time between [*] and [*] prior to any shipment period specified in the Forecast, increase the quantity of Product required for such shipment period by a cumulative amount equal to one hundred percent (100%). Such rescheduled Forecasts shall be submitted in writing to Manufacturer, by mail or facsimile, and shall supersede prior Forecasts for the same period to the extent such prior Forecasts conflict with the rescheduled Forecast. Manufacturer shall use its best efforts to meet increases in ordered Products requested by Customer in excess of the foregoing amounts. Customer may, within its sole discretion, reduce the amount of Products in a Forecast at any time, subject to its obligations under Section 5(e).

          Manufacturer and Customer shall enter good faith negotiations regarding the terms for NCNR Items needed to support Forecast increases requested by Customer under this Section 2(d).

          Customer shall pay any freight cost premiums that are required for Manufacturer to meet increases in the amount of Products ordered pursuant to this Section 2(d), provided, that Manufacturer obtains Customer's written approval prior to incurring such costs.

* Represents confidential information for which Cerent Corporation is seeking confidential treatment from the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED

     (e)  Finished Goods Levels.  Until such time as the DFT implementation plan
          ---------------------
is developed and implemented, Manufacturer shall manufacture, assemble and test that amount of Products (the "Finished Goods Level") which will satisfy [*]
                               --------------------
rolling demand for Products according to the most recent Forecast, including any permitted increases requested by Customer under Section 2(d). Under the DFT implementation plan the Finished Goods Level may be less than the number which would satisfy such two-weeks' rolling demand.

     (f)  Engineering Changes.  Customer may request at any time, in writing,
          -------------------
that Manufacturer incorporate an engineering change into the Product. Such request will include a description of the proposed change and a proposed implementation schedule. Manufacturer shall respond to such a request in writing within three (3) business days, stating its ability to implement the requested change per the proposed implementation schedule (or proposing an alternative implementation schedule if Manufacturer cannot meet the proposed implementation schedule) and the impact of the change on the delivery schedule and the cost of the change per the Cost Model. Manufacturer will not be obligated to proceed with the engineering change until the parties have agreed in good faith in writing on the changes to the Specifications, the implementation schedule and pricing and Customer has provided all designs, drawings, parts lists, and other information needed to implement the change.

     (g)  Product Inventory.  Subject to the time, quantity, and other limits
          -----------------
set forth in this Agreement, Manufacturer shall be responsible for storing Products, at Manufacturer's expense, until Customer requests shipment pursuant to Section 4(a) or until such Products are purchased under Section 5(e).

     (h)  Certification.  During the Term, Manufacturer shall be certified to
          -------------
ISO 9002 and Underwriters' Laboratory ("UL") equivalent standards.

     (i)  Year 2000 Compliance. Manufacturer shall develop and implement a Y2K
          --------------------
compliance plan intended to avoid any possible business interruption.

  3. Components; Tooling.
     -------------------

     (a)  Approved Vendor List.  Customer shall provide a Bill of Materials and
          --------------------
Approved Vendor List ("AVL") for each Product to be manufactured hereunder. Manufacturer shall manufacture the Products using components obtained solely from vendors included on the AVL. The AVL shall not be amended without prior written approval of the Customer, and the parties recognize that Manufacturer may need to modify prices or delivery schedules if the AVL is changed.

     (b)  Tooling/Non-Recurring Expenses.  Except as set forth herein,
          ------------------------------
Manufacturer shall provide tooling for Products at its own expense. All tooling paid for by Customer and consigned to Manufacturer shall be set forth in a separate list maintained by Customer (the "Customer Owned Equipment"). Customer Owned Equipment shall include the testing equipment provided by Customer to Manufacturer pursuant to Section 6 herein. Customer shall own title to all

* Represents confidentail information for which Cerent Corporation is seeking confidential treatment from the Securities and Exchange Commission.

Customer Owned Equipment. Manufacturer shall hold and maintain all Customer Owned Equipment and other property for Customer and shall exercise reasonable care in the use and custody of such property and shall use such property only in performing its obligations under this Agreement. Manufacturer shall not grant any security interest, incur any liens or any other encumbrances on said Customer Owned Equipment. Upon termination of this Agreement and upon Customer's written request Manufacturer will promptly return all Customer Owned Equipment in good, workable and properly maintained condition at Customer's cost to a location identified by Customer. Upon Customer's request, Manufacturer shall execute a form UCC-1, and any related documents, in form and substance reasonably acceptable to Manufacturer and its counsel, for all Customer Owned Equipment indicating Customer's interest therein.

  4. Shipment and Inspection.
     -----------------------

     (a)  Shipment.  Upon receiving a Purchase Order for Shipment (or a PO under
          --------
Section 5(e)) from Customer, Manufacturer shall deliver to the specified carrier or forwarding agent the specified Product(s) suitably packed for shipment in accordance with Customer's specifications, marked for shipment to the destination specified in the Purchase Order for Shipment (or, in the case of a PO under Section 5(e), to Customer). Manufacturer shall deliver such Products to the specified carrier or forwarding agent by the date specified in the Purchase Order for Shipment, provided that such date is within the appropriate Lead Time. Manufacturer shall satisfy Purchase Orders for Shipment for Products up to an amount equal to that set forth in the most recent Forecast plus, to the extent required by Section 2(d), any increases made by Customer pursuant to
Section 2(d). Manufacturer shall use its best efforts to meet any Purchase Orders for Shipment for amounts of Product in excess of the foregoing. Shipment will be F.O.B. Manufacturer's factory, at which time risk of loss and title will pass to Customer. All freight, insurance and other shipping expenses for the Products will be paid by Customer. Customer shall provide Manufacturer with shipping account numbers for pre-paid shipment. Manufacturer shall invoice Customer for Products upon delivery of such Products to the specified carrier or forwarding agent. A delivery shall be considered on-time if received by Customer or shipped to the specified end-customer, as applicable, no earlier than three (3) days prior to, and no later than, the shipment date.

     (b)  Inspection and Acceptance.  Products manufactured by Manufacturer can
          -------------------------
be inspected and tested by Customer or the end-customer within a reasonable time after receipt of such Products. Customer or the end customer can reject any Products found to be defective in material or workmanship, failing to meet the Specifications or drawings, failing the test criteria per the Product documentation, and/or which do not meet the IPC 610B Class 2 workmanship standard. Customer and end-customers shall have the right to inspect Products in Manufacturer's custody at any time provided that such inspection does not disrupt the delivery schedule for such Products.

  5. Payment.
     --------

     (a) Payment Terms. Payment for any products, services or other costs to be paid by Customer hereunder is due thirty (30) days from the invoice date. Customer shall receive a one percent (1%) reduction in the amount due if Customer makes payment within ten
(10) days of the invoice date. Continued extension of trade credit is subject to the approval of Manufacturer's credit department and may be revoked at any time at Manufacturer's sole discretion. Manufacturer may place future deliveries of goods and/or services on credit hold, suspend production after written notification to Customer, or accept orders only on a COD or cash with order basis in the event the Customer fails to make prompt payment or if, in Manufacturer's reasonable opinion, the financial condition of Customer or other grounds for insecurity warrants such action. Manufacturer reserves the right to impose on invoices not paid when due a daily finance charge at the rate of .05% per day (or, if less, the maximum allowed by applicable law) to cover the costs of servicing the account. Partial orders will be billed as delivered and payments for partial orders are subject to the same terms as full shipments.

     (b)  Duties and Taxes.  All prices quoted are exclusive of federal, state
          ----------------
and local excise, sales, use and similar duties and taxes, and Customer shall be responsible for all such items.

     (c)  Price.  The price for Products shall be calculated as set forth on
          -----
Exhibit A hereto (the "Cost Model").

     (d)  Security Interest.
          -----------------

Customer grants to Manufacturer and Manufacturer reserves a purchase money security interest in all goods sold to Customer to secure payment of all amounts and the performance by Customer of its other obligations due hereunder. In the event of default by Customer in any obligation to Manufacturer, Manufacturer will have all rights of a secured party under the California Commercial Code, and Customer agrees to take no action which would constitute a breach of the peace in response. Manufacturer may file a copy of this document at any time as a financing statement to perfect Manufacturer's security interest. On Manufacturer's request, Customer will promptly execute financing statements and other instruments that Manufacturer may request to perfect Manufacturer's security interest.

     (e)  Cancellations or Change of Forecasts.
          -------------------------------------

          (i)    Excess/ No Demand Schedule.  Within ten (10) days after the end
                 --------------------------
of each fiscal quarter and within thirty (30) days after termination of this Agreement, Manufacturer will provide to Customer an Excess/ No Demand Schedule, which shall be a report that includes the following:

                    A.   Excess Finished Goods Held for 30 Days. "Finished Goods
                         --------------------------------------
Held for 30 Days" means the Products manufactured by Manufacturer in order to satisfy the Forecast and Finished Goods Levels pursuant to Section 2(e), and which Manufacturer has held for at least thirty (30) days. The Excess/ No Demand Schedule shall include the amount of Finished Goods Held for 30 Days together with the per unit sales price and the total purchase price under this Agreement for such items.

                    B.   Excess Stocked Material Held for 90 Days.  "Excess
                         ----------------------------------------
Stocked Material Held for 90 Days" means the Materials ordered by Manufacturer pursuant to

Section 2(c), and which Manufacturer has held for at least ninety (90) days. The Excess/ No Demand Schedule shall include the quantity and part number of each type of Material together with the per unit cost (including the applicable overhead factor per Exhibit "A") and the total purchase price (including such overhead factor) for all such items.

                    C.   Finished Goods, WIP and Material for No Further Demand
                         ------------------------------------------------------
Products. "Finished Goods, WIP and Material for No Further Demand Products"
--------
means, with respect to Products (including earlier versions of Products which have had changes to their designs) for which no projected orders exist on the most recent Forecast or, upon termination of this Agreement, (i) the quantity and sales price under this Agreement of all work-in-process and finished goods manufactured by Manufacturer pursuant to Sections 2(c) or 2(e), (ii) the quantity, unit price (including the applicable overhead factor per Exhibit "A"), and aggregate price of all NCNR items and partially used Material, including broken packages, ordered by Manufacturer pursuant to Section 2(c), and (iii) a list of all restocking fees, scrap, disposal and other charges for items ordered by Manufacturer pursuant to Section 2(c) which cannot be returned by Manufacturer for a full refund. The Excess/ No Demand Schedule shall include a list of all Finished Goods, WIP and Material for No Further Demand Products.

          (ii)   Responsibility for Purchase of Excess.  On the terms set forth
                 -------------------------------------
below, it shall be Customer's responsibility to purchase all Finished Goods Held for 30 Days, Stocked Material Held for 90 Days, and Finished Goods, WIP and Material for No Further Demand Products which are in excess of the quantities needed (a) to fill existing Purchase Orders for Shipment, and (b) to meet Manufacturer's obligation under Section 2(e) to maintain a Finished Goods Level.

          (iii)  Procedure and Timing.   Within thirty (30) days after receipt
                 --------------------
of the Excess/No Demand Schedule, Customer will provide a Purchase Order ("PO") to Manufacturer for all items described in the immediately preceding subparagraph at the prices specified on the Excess/No Demand Schedule. Customer will make payment in full for such items within ten (10) days after Manufacturer's invoice. Failure to provide a PO within thirty (30) days shall result in an additional charge in the amount of 1.5% per month or the maximum rate allowed by law. Customer shall be entitled to take prompt delivery of all materials and Products paid for by Customer under this Section.

          (iv)   Disputes.   Customer agrees to adequately document any dispute
                 --------
concerning the Excess/No Demand Schedule, and the parties shall work to resolve any such disputes in good faith. Manufacturer shall be responsible to notify customer of excess material in a timely manner, considered to be within six months of occurrence.

          (v)    Returns.   Manufacturer will request credit and return of
                 -------
Material no longer required to meet Customer's requirements, or attempt to apply it to other customer demand, however, cannot guarantee the ability to return parts for credit or apply them to other customer demand.

  6. Product Testing.  Manufacturer shall test all Products before shipment to
     ---------------
demonstrate that they meet the Specifications, using tests specified in writing and agreed to by both parties in advance. Except as set forth below in Sections 6(a), (b) and (c), Manufacturer shall provide, and shall bear all costs associated with, all test equipment used to test the Products.

     (a)  Functional Testing.  Customer shall provide the functional test
          ------------------
equipment to be used by Manufacturer. Manufacturer shall maintain and calibrate such functional test equipment. Within thirty (30) days after invoice, Customer shall pay Manufacturer's direct out of pocket costs of such maintenance and calibration. In the event that the Functional Unit Test ("FUT") first pass
                                                           ---
yield for any Product is less than ninety-five percent (95%) due to a faulty design, component or test system, Customer shall, within a reasonable time, provide Manufacturer with a workable plan to improve such yield, and Manufacturer may, if reasonable under the circumstances, stop production of such Product until such plan is received and appropriate changes are made to pricing and scheduling.

     (b)  Burn-in Testing.  Customer shall specify the burn-in equipment to be
          ---------------
used by Manufacturer. In the event Customer specifies burn-in equipment other than that otherwise used by Manufacturer, Manufacturer shall develop, build and maintain the burn-in equipment requested by Customer. Within thirty (30) days after invoice, Customer shall pay Manufacturer's direct out of pocket costs of developing, building, and maintaining such burn-in equipment.

     (c)  ICT Equipment.  All ICT fixtures and programs shall be purchased and
          -------------
owned by Customer. At Customer's request, Manufacturer shall provide Customer with a cost quotation for ICT fixtures and programs. Manufacturer shall maintain the ICT fixtures and programs selected by Customer. Within thirty (30) days after invoice, Customer shall pay Manufacturer's direct costs of developing and maintaining such ICT fixtures.

  7. License Grant; Ownership Rights.
     --------------------------------

     (a)  Nonexclusive License.  For the Term, Customer grants Manufacturer a
          --------------------
non-exclusive, nontransferable, royalty-free license, without right to sublicense, to use Customer's Intellectual Property (i) that is necessary for the manufacturing, assembling and testing Products for Customer pursuant to this Agreement and (ii) for the sole purpose of manufacturing, assembling and testing Products for Customer pursuant to this Agreement.


     (b)  Intellectual Property Rights.  Each party shall retain sole ownership
          ----------------------------
of, and all rights to, any Intellectual Property of any kind previously owned by that party or created solely by that party. The parties shall jointly own any intellectual property rights where both parties made substantial contributions to the creation thereof, provided, however, that Customer shall be the sole owner of all right, title and interest in and to any intellectual property rights related to Products and any improvements, modifications or derivative works of any Products other than intellectual property rights to Manufacturer's processes and, which shall belong solely to Manufacturer.

  8. Indemnity.
     ----------

     (a)  Indemnification by Manufacturer.  Manufacturer agrees, at its own
          -------------------------------
expense, to indemnify the Customer against any damages, costs (including attorneys' fees and costs) or other liability arising from any claim brought against them with respect to any Products manufactured by Manufacturer, and any out-of-pocket costs to Customer of any returned or failed Products manufactured by Manufacturer, including all costs incurred as a result of a Product withdrawal or recall (collectively "Customer Losses") to the extent such Customer Losses are caused by Manufacturer's failure to manufacture the Products in conformance with the Specifications and with Manufacturer's warranties as set forth in this Agreement, or by Manufacturer's misconduct or negligence; provided, with respect to any claim or action, that Customer provides (i) prompt
--------
written notice of such claim or action, (ii) sole control and authority over the defense or settlement of such claim or action and (iii) proper and full information and reasonable assistance to defend and/or settle any such claim or action.

     (b)  Mutual Indemnity.  The parties will indemnify each other against
          ----------------
actions, liabilities, loss, damages and expenses resulting from injury or death of any person or loss of or damage to any tangible real or tangible personal property to the extent that such injury, death, loss or damage is proximately caused by the indemnifying party's negligent act or omission or intentional misconduct or that of its agents, employees or subcontractors in connection with the performance of its obligations under this Agreement, provided that the indemnifying party has been notified in writing as soon as practicable of any such claim. The indemnifying party will have the sole right to control the defense of all such claims and in no event will the indemnified party settle any claim without the indemnifying party's prior written approval.

     (c) Notwithstanding any other provision of this Agreement, Customer shall indemnify, defend and hold Manufacturer harmless from and against all expenses, damages, liabilities, costs, losses and causes of action (including attorneys' fees) resulting from any claim of infringement, violation or misappropriation of any patent, copyright, trademark, trade secret, or proprietary information or other industrial or intangible property right, unfair competition, or product liability arising out of or in any way connected with compliance by Manufacturer with the designs, specifications or instructions of Customer. If any such claim is alleged prior to completion of delivery of the Products, then, notwithstanding any other provision of this Agreement, Manufacturer may decline to make further deliveries without being in breach of this Agreement.

  9. Warranty.  Manufacturer warrants that all Products will conform to the
     --------
Specifications and will be free from defects in material and workmanship for a period of one (1) year from date of shipment to Customer or to another party specified in a Purchase Order for Shipment and that all Products will conform to the IPC 610B Class 2 workmanship standard. Customer's sole and exclusive remedy with respect to the Products and the liability of Manufacturer under this Agreement shall be limited to repair or replacement, at Manufacturer's option, of any defective Products which are returned freight prepaid to Manufacturer's plant, (or, if repair or replacement cannot be made despite Manufacturer's best efforts to attempt to do so, refund of the purchase price (other than any separate set-up or NRE fees) for such Products so returned.) THE FOREGOING STATES THE FULL EXTENT OF MANUFACTURER'S LIABILITY TO CUSTOMER OR TO ANY OTHER PARTY BASED ON ANY LEGAL THEORY,

INCLUDING BREACH OF CONTRACT, BREACH OF WARRANTY, OR TORT THEORIES, AND FOR DAMAGES, WHETHER DIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL, RESULTING FROM ANY SUCH BREACH AND CUSTOMER SHALL HAVE NO RIGHT TO "COVER" BY PROCURING SUBSTITUTE PRODUCTS AT THE COST OR EXPENSE OF MANUFACTURER. EXCEPT AS PROVIDED ABOVE, MANUFACTURER MAKES NO WARRANTIES EXPRESS, IMPLIED OR STATUTORY, AND EXPRESSLY EXCLUDES AND DISCLAIMS ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. Notwithstanding any other provision of this Agreement, the foregoing warranty shall not apply to goods or parts which have been subject to improper storage, abuse, misuse, accident, alteration, neglect or unauthorized repair or installation. All Products returned shall be handled per Manufacturer's RMA procedure. Manufacturer shall be responsible for tracking board serialization and warranty dates and such information shall be accessible to Customer upon its reasonable request.

  10.  Term and Termination.
       --------------------


     (a)  Term.  The term of the this Agreement shall begin on the Effective
          ----
Date and, unless sooner terminated as provided herein, shall extend for one (1) year (the "Initial Term") and thereafter automatically renew for additional one
(1) year periods (each, a "Renewal Term") unless either party gives the other written notice of termination at least three (3) months prior to the end of the Initial Term or Renewal Term, as applicable. As used herein, "Term" means the Initial Term plus any applicable Renewal Term.

     (b)  Termination for Cause.  Either party may cancel this Agreement at any
          ---------------------
time if the other party breaches any term hereof and fails to cure such breach within thirty (30) days after written notice specifying the nature of such breach.

     (c)  Termination Liability.  Except as otherwise provided in this
          ---------------------
Agreement, including without limitation Section 5(e), neither party shall be liable in any manner on account of the termination or cancellation of this Agreement. The rights of termination and cancellation as set forth herein are absolute. Both Customer and Manufacturer are aware of the possibility of expenditures necessary in preparing for performance hereunder and the possible losses and damages that may occur to each in the event of termination or cancellation. Both parties clearly understand that neither shall be liable for damages of any kind (including but not limited to special, incidental or consequential damages) by reason of the termination or cancellation of this Agreement. Notwithstanding any other provisions of this Agreement, upon termination of the Agreement, Customer will immediately purchase, for cash, all Finished Goods, WIP and Material for No Further Demand Products as provided in
Section 5(e) of this Agreement.

     (d)  Obligations Upon Termination.  The termination or expiration of this
          ----------------------------
Agreement shall in no way relieve either party from its obligations to pay the other any sums accrued hereunder prior to such termination or expiration or required as a result of such termination.

     (e)  Survival.  Notwithstanding anything to the contrary in this Agreement,
          --------
the following sections shall survive termination or expiration of this
Agreement: 1, 4, 5, 7(b), 8, 9, 10, 11, 13,

15, 16, and 17. The confidentiality provisions of Section 15 shall survive the termination or expiration of this Agreement for a period of three (3) years.

  11.  Limitation of Liability.  NOTWITHSTANDING ANYTHING TO THE CONTRARY
       -----------------------
HEREIN, NEITHER PARTY NOR ITS AGENT(S), REPRESENTATIVE(S) OR EMPLOYEE(S) SHALL BE LIABLE TO THE OTHER PURSUANT TO THIS AGREEMENT FOR AMOUNTS REPRESENTING LOSS OF REVENUES, LOSS OF PROFITS, LOSS OF BUSINESS OR INDIRECT, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OF THE OTHER PARTY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIABILITY OF CUSTOMER, ITS AGENT(S), REPRESENTATIVE(S) AND EMPLOYEE(S) TO THE MANUFACTURER FOR DAMAGES OR ALLEGED DAMAGES WHETHER IN CONTRACT OR TORT (INCLUDING STRICT LIABILITY AND NEGLIGENCE) WITH RESPECT TO THIS AGREEMENT IS LIMITED TO AND SHALL NOT EXCEED THE AMOUNTS PAID BY CUSTOMER TO MANUFACTURER UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE EVENT AND/OR PRODUCT GIVING RISE TO THE DAMAGES.


  12.  Quarterly Reviews.  The parties shall hold quarterly progress reviews at
       -----------------
the same time as the quarterly pricing reviews per Exhibit A, in which the parties will discuss, without limitation, quality performance, delivery performance, the inventory plan, manufacturability issues, yield improvements, new product plans, costs and cost reduction plans. The agenda and location of such meetings shall be mutually agreed upon at least two (2) weeks in advance of such meetings.

  13.  Attorneys' Fees.   The prevailing party in any court proceeding,
       ----------------
arbitration or in any judicial enforcement or review proceeding shall be entitled to its reasonable attorneys' fees, experts' fees and costs, including the costs of arbitration, together with interest on any amount owed at the maximum legal rate, in addition to any other amount of recovery ordered by such arbitrator or court.

  14.  Insurance.  During the Term, Manufacturer shall maintain in force and
       ---------
effect: (a) comprehensive general liability insurance in an amount not less than $1,000,000 per occurrence for bodily injury and property damage; (b) errors and omissions insurance in an amount not less than $1,000,000 per claim; (c) employer's liability insurance in an amount not less than $1,000,000 per occurrence; and (d) workers' compensation insurance in any amount not less than that required by applicable law. Manufacturer shall provide Customer with proof of such insurance upon Customer's request. Manufacturer shall name Customer as an additional insured on its general liability insurance policies for work performed pursuant to this Agreement. At Customer's request, Manufacturer will use reasonable efforts to obtain additional insurance covering Customer Owned Equipment located on Manufacturer's premises; provided, however, that any increase in Manufacturer's premium resulting therefrom shall affect the Cost Model.

  15.  Confidential Information.
       ------------------------

     (a)  Nondisclosure and Nonuse.  Each party shall treat as confidential all
          ------------------------
Confidential Information of the other party, shall not use such Confidential Information except to fulfill its obligations under this Agreement, and shall use reasonable efforts not to disclose such Confidential Information to any third party except as required to carry out its duties hereunder. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement. Each party shall disclose Confidential Information of the other party only to its directors, officers, employees, and consultants who are required to have such information in order for such party to carry out the transactions contemplated by this Agreement and who have signed nondisclosure agreements protecting the Confidential Information on substantially the same terms as this Agreement.
Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of the other party's Confidential Information.


     (b)  Exceptions.  Notwithstanding the above, neither party shall have
          ----------
liability to the other with regard to any Confidential Information of the other which the receiving party can prove: (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party; (ii) was known to the receiving party, without restriction, at the time of disclosure, as demonstrated by files in existence at the time of disclosure; (iii) is disclosed with the prior written approval of the disclosing party; (iv) becomes known to the receiving party, without restriction, from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights;
(v) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice of such court order or requirement to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure.

     (c)  Return of Confidential Information.  Upon expiration or termination of
          ----------------------------------
this Agreement, each party shall promptly return all Confidential Information of the other party. In addition, each party shall, upon written request of the other party, return Confidential Information of such other party; provided, that Manufacturer shall incur no liability for failure to meet its obligations due to the need for Confidential Information which has been returned after such a request.

     (d)  Remedies.  Any breach of the restrictions contained in this Section 15
          --------
is a breach of this Agreement which may cause irreparable harm to the nonbreaching party. Any such breach shall entitle the nonbreaching party to injunctive relief in addition to all other available legal remedies.

     (e)  Confidentiality of Agreement.  Each party shall be entitled to
          ----------------------------
disclose the existence of this Agreement, but agrees that the terms and conditions of this Agreement shall be treated as Confidential Information and shall not be disclosed to any third party; provided, however, that each party may disclose the terms and conditions of this Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) in confidence, to accountants, banks, and financing sources and their advisors; (v) in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence in connection with an actual or proposed merger, acquisition, or similar transaction.

  16.  No Other Terms Apply.  ALL SALES BY MANUFACTURER TO CUSTOMER, INCLUDING
       --------------------
WITHOUT LIMITATION THOSE UNDER SECTION 5(E), WILL BE MADE ONLY ON THE TERMS SET FORTH IN THIS AGREEMENT, AND MANUFACTURER WILL NOT BE BOUND BY AND MANUFACTURER HEREBY OBJECTS TO ANY TERMS OF CUSTOMER'S PURCHASE ORDER OR OTHER DOCUMENTS THAT ARE ADDITIONAL TO OR DIFFERENT FROM THOSE CONTAINED IN THIS AGREEMENT, AND CUSTOMER HEREBY OBJECTS TO ANY TERMS OF ANY ACCEPTANCE DOCUMENTS OF MANUFACTURER THAT ARE ADDITIONAL TO OR DIFFERENT FROM THOSE CONTAINED IN THIS AGREEMENT. TO THE EXTENT THE TERMS OF ANY OTHER DOCUMENT ARE INCONSISTENT WITH THE TERMS OF THIS AGREEMENT, THE TERMS OF THIS AGREEMENT WILL PREVAIL.

  17.  Miscellaneous.
       -------------

     (a)  Amendments and Waivers.  Any term of this Agreement may be amended or
          ----------------------
waived only with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 17(a) shall be binding upon the parties and their respective successors and assigns.

     (b)  Assignment.  Except as may be allowed elsewhere in this Agreement,
          ----------
Manufacturer shall not assign any of its rights, obligations or privileges (by operation of law or otherwise) hereunder without the prior written consent of Customer, which shall not be unreasonably withheld. Customer shall have the right to assign its rights, obligations and privileges hereunder to an assignee that agrees in writing to be bound by the terms and conditions of this Agreement. Subject to the foregoing, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     (c)  Governing Law.  This Agreement and all acts and transactions pursuant
          -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

     (d)  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     (e)  Section Headings.  The section headings and subheadings used in this
          ----------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     (f)  Notices.  Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) business hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below, or as subsequently modified by written notice. Email, electronic mail, is not adequate notice.

     (g)  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

     (h)  Entire Agreement.  This Agreement and all Exhibits, Appendices and
          ----------------
Schedules attached hereto are the product of both of the parties hereto, and constitute the entire agreement between such parties pertaining to the subject matter hereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

     (i)  Independent Contractors.  The relationship of Manufacturer and
          -----------------------
Customer established by this Agreement is that of independent contractors, and nothing contained in this Agreement will be construed (i) to give either party the power to direct and control the day-to-day activities of the other, (ii) to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) to allow either party to create or assume any obligation on behalf of the other for any purpose whatsoever.

     (j)  Advice of Legal Counsel.  Each party acknowledges and represents that,
          -----------------------
in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement or has had an opportunity to do so. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

     (k)  Expenses.  Except as otherwise expressly provided in this Agreement,
          --------
each party to this Agreement shall bear all expenses incurred by it in connection with the preparation and negotiation of this Agreement and in the consummation and performance of the transactions contemplated hereby.

     (l)  Acquisition.  Customer will notify Manufacturer  in writing at least
          ------------
fifteen (15) days before any proposed change in ownership of substantially all the assets of Customer, merger of

Customer in which the Customer is not the surviving entity, or change in ownership of more than fifty (50%) of the voting stock, identifying the other party to the proposed transaction and, unless Manufacturer otherwise requests in writing, Customer will use its best efforts to require the other party to the proposed transaction to assume the Customer's obligations and commitments to Manufacturer.

     (m)  Force Majeure.  Manufacturer shall not be liable for any delay due to
          --------------
unforeseen circumstances or to causes beyond its reasonable control or compliance with any law, regulation or order, whether valid or invalid, of any governmental body or any instrumentality thereof. Performance shall be deemed suspended during and extended for such time as any such circumstance or cause delays its execution. Whenever any such circumstance or cause has been remedied, Manufacturer will make and Customer shall accept performance under this Agreement. Manufacturer is not responsible for delays in delivery dates resulting from Customer's failure to furnish test fixtures, equipment, procedure, specifications, and other items in a timely fashion.

  The parties have executed this Agreement as of the date first set forth above.


CUSTOMER:                                    MANUFACTURER:

CERENT CORPORATION                           P.C.B. ASSEMBLY, INC.

By: /s/ CERENT CORPORATION                   By: /s/ P.C.B ASSEMBLY, INC.
   -------------------------------              ------------------------------
Name: ____________________________           Name: ___________________________

Title: ___________________________           Title: __________________________



Facsimile Number for Notices:                Facsimile Number for Notices:

--------------------------                   (408) 737-9098

                                              [CONFIDENTIAL TREATMENT REQUESTED]

                                   Exhibit A
                                   ---------

Pricing

   1.  Additional Definitions.
       ----------------------

   "Labor Cost" means the cost of labor [*]
    ----------

   "Material Cost" means the cost of Materials used in Products sold to Customer
    -------------
by Manufacturer as determined as set forth herein.

   "Overhead Cost" [*]
    -------------

   2.  Pricing and Carried Inventory.
       -----------------------------

       (a) Pricing. Customer shall pay to Manufacturer for Products a price equal to the Material Cost plus the Labor Cost plus the Overhead Cost. [*]

* Represents confidential information which Cerent Corporation is seeking confidential treatment with the Securities and Exchange Commission.

                                              [CONFIDENTIAL TREATMENT REQUESTED]

[*]

   3.  New Product Introduction.  The production of prototypes for new Products
       ------------------------
may be included within this Agreement upon mutual agreement of the parties.
[*]

* Represents confidential information for which Cerent Corporation is seeking confidential treatment with the Securities and Exchange Commission.